Exhibit 21.1

E*TRADE Financial Corporation

Subsidiaries of Registrant

Capitol View, LLC (Delaware)

ClearStation, Inc. (California)

Converging Arrows, Inc. (Delaware)

E TRADE Nordic AB (Sweden)

E TRADE Sverige AB (Sweden)

E TRADE Systems India Private Limited (India)

E*TRADE Financial Advisory Services, Inc. (Delaware)

E*TRADE Bank (Federal Charter)

E*TRADE Bank A/S (Denmark)

E*TRADE Benelux SA (Belgium)

E*TRADE Brokerage Holdings, LLC. (Delaware)

E*TRADE Brokerage Services, Inc. (Delaware)

E*TRADE Capital Management, LLC (Delaware)

E*TRADE Capital Markets, LLC (Illinois)

E*TRADE Capital Trust XXVII (Delaware)

E*TRADE Capital Trust XXVIII (Delaware)

E*TRADE Capital Trust XXIX (Delaware)

E*TRADE Clearing LLC (Delaware)

E*TRADE Community Development Corporation (Delaware)

E*TRADE Europe Holdings B.V. (The Netherlands)

E*TRADE Europe Securities Limited (Ireland)

E*TRADE Europe Services Limited (Ireland)

E*TRADE Financial Corporate Services, Inc. (Delaware)

E*TRADE Financial Corporation Capital Trust V (Delaware)

E*TRADE Financial Corporation Capital Trust VI (Delaware)

E*TRADE Financial Corporation Capital Trust VII (Delaware)

E*TRADE Financial Corporation Capital Statutory Trust VIII (Delaware)

E*TRADE Financial Corporation IX (Delaware)

E*TRADE Financial Corporation Capital Trust X (Delaware)

E*TRADE Global Services Limited (United Kingdom)

E*TRADE Information Services, LLC (Delaware)

E*TRADE Institutional Holdings, Inc. (Delaware)

E*TRADE Insurance Services, Inc. (California)

E*TRADE Master Trust

E*TRADE Mauritius Limited (Mauritius)

E*TRADE Mortgage Corporation (Virginia)

E*TRADE Savings Bank (Federal Charter)

E*TRADE Securities Corporation (Philippines)

E*TRADE Securities Limited (United Kingdom)

E*TRADE Securities LLC (Delaware)

E-TRADE South Africa (Pty) Limited (South Africa)

E*TRADE Technologies Group, LLC (Delaware)

E*TRADE Technologies Holding Limited (British Virgin Islands)

E*TRADE UK (Holdings) Limited (United Kingdom)

E*TRADE UK Limited (United Kingdom)

E*TRADE UK Nominees Limited (United Kingdom)

E*TRADE Web Services Limited (Ireland)

Electronic Share Information Limited (United Kingdom)

ETB Capital Trust XI (Delaware)

ETB Capital Trust XII (Delaware)

ETB Capital Trust XIII (Delaware)

ETB Capital Trust XIV (Delaware)

ETB Capital Trust XV (Delaware)

ETB Capital Trust XVI (Delaware)

ETB Capital Trust XXV (Delaware)

ETB Capital Trust XXVI (Delaware)

ETB Holdings, Inc. (Delaware)

ETB Holdings, Inc. Capital Statutory Trust XXII (Delaware)

ETB Holdings, Inc. Capital Statutory Trust XXIII (Delaware)

ETB Holdings, Inc. Capital Trust XVII (Delaware)

ETB Holdings, Inc. Capital Trust XVIII (Delaware)

ETB Holdings, Inc. Capital Trust XIX (Delaware)

ETB Holdings, Inc. Capital Trust XX (Delaware)

ETB Holdings, Inc. Capital Trust XXI (Delaware)

ETB Holdings, Inc. Capital Trust XXIV (Delaware)

ETCF Asset Funding Corporation (Nevada)

ETFC Capital Trust I (Delaware)

ETFC Capital Trust II (Delaware)

ETFC Holdings, Inc. (Delaware)

ETRADE Asia Services Limited (Hong Kong)

ETRADE Financial Information Services (Asia) Limited (Hong Kong)

ETRADE Securities (Hong Kong) Limited (Hong Kong)

ETRADE Securities Limited (Hong Kong)

Highland REIT, Inc. (Virginia)

Howard Capital Management, Inc. (New York)

HR Holdings (Delaware), Inc. (Delaware)

Kobren Insight Management, Inc. (Massachusetts)

SV International S.A. (France)

TIR (Australia) Services Pty Limited (Australia)

TIR (Holdings) Limited (Cayman Islands)

TIR Securities (Australia) Pty Limited (Australia)

E*TRADE United Bank (Federal Chartered)

3744221 Canada Inc. (Canada)